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                                                                   Exhibit 10.34


                        AMENDMENT TO EMPLOYMENT AGREEMENT


         This AMENDMENT TO EMPLOYMENT AGREEEMENT, the ("Amendment") as and between David Riggs ("Executive") and eXegenics, Inc., including its current, former and future parents, agents, officers, directors, employees, successors, assigns, predecessors and affiliated companies (the "Company"), collectively referred to as the "Parties," is entered into effective the 30th day of March 2004.

         WHEREAS, the Company and Executive seek to amend certain terms of the Parties' Employment Agreement, dated March 10, 2003, annexed hereto as Exhibit A., (the "Employment Agreement") as set forth below and reach other understandings related to Executive's employment;

         NOW THEREFORE, in consideration of the promises set forth below and Executive's continued employment with the Company, the value and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

      1.    a.    Paragraph 3 of the Employment Agreement is deleted and
                  replaced as follows. "Position and Duties of Executive.
                  Executive shall serve the Company faithfully, diligently and to the best of his ability as its President, Chief Executive
                  Officer, and Chief Financial Officer and shall devote all of his full business time, energies and skill to his duties hereunder and to the business and affairs of the Company and will not, directly or indirectly, engage or participate in any other business or professional activities during the Employment Period. In this position, Executive shall perform such executive and managerial duties and responsibilities reasonably necessary to the operation of the Company and as may be assigned to him from time to time by the Company's
                  Board of Directors. Executive shall report solely to the Board and, during his employment and subject to the authority and discretion of the Board, shall have responsibility for the general management, day-to-day operations, and long term planning of the Company."

            b. Paragraph 4(c) of the Employment Agreement is revised by adding the following as Paragraph 4(c)(iii): As of this date, Executive shall be awarded a Second Option ("Second Option") to purchase an additional 75,000 shares of the Company's Common Stock. This Second Option granted shall vest in three equal installments: The first immediately upon the grant date (which grant date shall be the date on which the Board approves this Amendment, the second on the first anniversary of that date and the final upon the second anniversary of that date. The Second Option shall be granted and subject to all the terms and conditions of the Option Plan and shall be evidenced by an agreement, which agreement shall provide, among other things, that Executive shall have ten years to exercise such option for a per share exercise price equal to the fair market value of the Common Stock as of the date of such option grant as



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                  determined in good faith by the Board (subject to forfeiture, earlier termination and adjustment under certain circumstances described more fully in the Option Plan and applicable option agreement) and that:

                        i. in the event of a Change of Control (as defined below) in consequence of which Executive is terminated by the Company or his salary, responsibilities or title are diminished, Executive shall be treated as having reached the third anniversary date on which the Second Option has been granted and the entire Second Option (to the extent then not vested) shall be immediately exercisable. The term "Change of Control" shall mean: (i) a sale of all or substantially all of the assets of the Company; (ii) a sale (including an exchange) of all or fifty-one percent (51%) or more of the shares of capital stock of the Company; or (iii) the merger, consolidation, amalgamation or like transaction of the Company with or into another corporation.

                        ii. if Executive is terminated by the Company without Cause or is terminated by the Company in the event of a Change of Control, all options (including the Second Option and the options granted under the Employment Agreement) shall remain exercisable for two years following such termination.

            c. Paragraph 5(a) of the Employment Agreement shall be deleted and replaced with the following: "Reimbursement of Business Related Expenses. From this date forward, the Company shall reimburse Executive for all reasonable expenses upon the presentation of reasonably itemized statements of such expenses in accordance with the Company's policies and procedures as in effect from time to time. Beginning May 1, 2004, expenses (including but not limited to airfare, lodging, rental cars, etc.) relating to Executive's travel to and from his residence in Illinois and Dallas, Texas (or any other location where the Company is based) shall not exceed $2,083.33 per month or $25,000 in any twelve (12) months; such expenses incurred in the tax year 2004 and thereafter, however, shall be treated by the Company as fringe benefits and shall be includable in Executive's IRS form W-2 on a gross-up basis".

            d. Paragraph 8(h) of the Employment Agreement shall be modified as follows: delete "State of Texas" and replace with "State of New York."

      2. Executive acknowledges and agrees that the Company's Board of Directors, and/or its agents, have not negatively impacted or interfered in any way with Executive's ability to review and/or sign any Company filings or certifications. Executive acknowledges and agrees that all such filings or certifications signed by Executive are done so freely and voluntarily.



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      3.    Executive acknowledges and agrees that he is not aware of any facts or circumstances that would give rise to any claims by Executive against the Company, including but not limited to a claim for violation of the Employment Agreement or a claim that he has grounds to terminate his employment for "Good Reason," as that term is defined under the Employment Agreement.

      4. To the extent permitted by law, Executive agrees that if any other person or entity should file or initiate any complaint, charge, claim, proceeding, or lawsuit against the Company relating to any aspect of that person's employment, Executive will not voluntarily assist, support or participate in the bringing of any allegation against the Company. Executive further agrees to assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be brought against or by the Company or any future investigation or dispute of any kind regarding the Company, as well as with the Board's efforts on behalf of the Company.

      5. This Amendment represents the entire agreement of the Parties and shall supersede any and all previous contracts, arrangements, representations and understandings between the Company and the Executive, with the exception of the Employment Agreement and the documents referenced therein, on the particular issues herein. In the event of any conflict between the terms of this Amendment and the Employment Agreement, this Amendment shall govern. This Amendment may be modified only by mutual written agreement of the Parties.

      6. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the Executive and the Company, their respective heirs, executors, administrators, successors and assigns. In the event the Company is merged, consolidated or liquidated, or otherwise combined into one or more corporations, the provisions of this Agreement shall be binding upon and inure to the benefit of the parent corporation or the corporation resulting from such merger or to which the assets shall be sold or transferred, which corporation from and after the date of such merger, consolidation, sale or transfer shall be deemed to be the Company for purposes of this Amendment. This Amendment shall not be assignable by the Employee.



      7. Executive acknowledges and agrees (i) that he is entering into this Amendment knowingly and voluntarily after carefully reviewing it;
            (ii) that he has had ample time to review the Amendment and has had the



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            opportunity to review the Amendment with his own counsel of his own choosing (not the Company's counsel); (iii) that he understands its final and binding effect; and (iv) that the only promises made to him to obtain his agreement and signature are those stated in this Amendment. The Parties participated jointly in the negotiation and preparation of this Amendment and each party has had the opportunity to obtain the advice of legal counsel and to review, comment upon and redraft it. Accordingly, it is agreed that no rule of construction shall apply against any party in favor or any party. This Amendment shall be construed as if the parties jointly prepared it, and any uncertainty or ambiguity shall not be interpreted against any on party in the favor of the other.

      8. This Amendment and the Employment Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to rules relating to conflict of laws. Any claims regarding this Amendment or the Employment Agreement, or alleged breach thereof, shall be brought exclusively in the State or Federal courts within the State of New York, with the Parties consenting to personal jurisdiction within the State of New York.

     IN WITNESS WHEREOF, the Company and the Executive have caused this Agreement to be duly executed.


eXegenics, Inc.                             David E. Riggs


By: John A. Paganelli                       Signature: /s/ David E. Riggs
     ------------------------------                    -------------------------

Signature: /s/John A. Paganelli               Date: March 30, 2004
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Date: March 30, 2004
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